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                                                                     EXHIBIT 4.6

================================================================================



                          FIRST SUPPLEMENTAL INDENTURE

                          dated as of February 12, 2001

                                       to

                     TRUST INDENTURE AND SECURITY AGREEMENT

                          dated as of February 12, 2001

                                     between

                              [NAME OF LESSOR LLC]

                                       and

                            FIRST UNION NATIONAL BANK
            not in its individual capacity except as expressly stated
                     herein, but solely as indenture trustee



================================================================================


                            AHOLD LEASE U.S.A., INC.
      Leveraged Lease of [Supermarket/Warehouse/Office Building] located in
                          [Location of Leased Property]

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                          FIRST SUPPLEMENTAL INDENTURE


                  This FIRST SUPPLEMENTAL INDENTURE, dated as of February 12, 2001 (the "First Supplemental Indenture"), to the Trust Indenture and Security Agreement, dated as of February 12, 2001 (the "Original Indenture," together with any supplemental indentures including this First Supplemental Indenture, the "Indenture"), between [NAME OF LESSOR LLC], a Delaware limited liability company (the "Lessor"), and FIRST UNION NATIONAL BANK, not in its individual capacity but solely as indenture trustee (the "Indenture Trustee").


                                    RECITALS:
                                    --------


                  A. The Lessor has heretofore executed and delivered the Original Indenture to the Indenture Trustee to provide for the issuance from time to time of notes to be issued in one or more series (the "Notes");

                  B. Sections 2.13 and 10.1 of the Original Indenture provide, among other things, that the Lessor and the Indenture Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Notes of any series as permitted by Sections 2.13 and 10.1 of the Original Indenture;

                  C. The Lessor (i) desires the issuance of two series of Notes, one to be designated as "Series A-1 Notes" (the "Series A-1 Notes") and the other to be designated as "Series A-2 Notes" (the "Series A-2 Notes", and collectively with the Series A-1 Notes, the "Series A Notes") and (ii) has requested the Indenture Trustee to enter into this First Supplemental Indenture for the purpose of establishing the form and terms of the Series A Notes;

                  D. All action on the part of the Lessor necessary to authorize the issuance of the Series A Notes under the Original Indenture and this First Supplemental Indenture has been duly taken; and

                  E. All acts and things necessary to make the Series A Notes, when executed by the Lessor and authenticated and delivered by the Indenture Trustee as provided in the Original Indenture, the legal, valid and binding obligations of the Lessor, and to constitute a valid and binding supplemental indenture according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the creation and issuance under the Indenture of the Series A Notes have in all respects been duly authorized, and the Lessor, in the exercise of the legal right and power vested in it, executes this First Supplemental Indenture and proposes to create, execute, issue and deliver the Series A Notes;

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the form and terms of and to authorize the authentication and delivery of the Series A Notes, and in consideration of the premises, of the acceptance by the Indenture Trustee of the trust hereby created and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure (a) the payment of the principal of, Premium, if any, on and interest on the Notes Outstanding

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from time to time hereunder according to their tenor and effect, (b) the prompt payment of all amounts from time to time owing by, and the performance of all obligations of, the Lessee and Remainderman under the Operative Agreements with respect to the Property (the "Operative Agreements"), and the Guarantor under the Guarantee with respect to the Property (the "Guarantee"), in each case, to the Indenture Indemnitees, and (c) the performance and observance by the Lessor for the benefit of the Noteholders from time to time of the Notes and the Indenture Trustee of all the covenants, agreements and provisions contained herein, in the Mortgage, in the Assignment of Leases and Rents and in the Notes, in each case for the uses and purposes and subject to the terms and provisions hereof:


                                GRANTING CLAUSES:
                                ----------------

                  The Lessor hereby grants, conveys, assigns, transfers, mortgages and pledges to the Indenture Trustee, to the extent that it constitutes real property, and, to the extent that it does not constitute real property grants, conveys, assigns, transfers, mortgages, pledges to and creates a security interest in favor of the Indenture Trustee in, the following described property, rights and privileges, whether now owned or held or hereafter acquired (herein called the "Indenture Estate"), to wit, all right, title and interest of the Lessor, now existing or hereafter arising, in and to:


                              Granting Clause First
                              ---------------------

                  The entire right, title and interest of the Lessor in and to the land described in Schedule A attached hereto (the "Site") including the Lessor's rights under the Option and Estate for Years Agreement with respect to the Site and the Three Party Agreement with respect to the Site, together with
(a) all right, title and interest of Lessor in and to all buildings, structures and other improvements, now standing or at any time hereafter constructed or placed upon the Site, including, without limitation, all right, title and interest of Lessor in and to all fixtures of every kind and nature on the Site or in any such building, structure or other improvements (said buildings, structures, other improvements and fixtures being herein collectively called the "Improvements"), (b) all right, title and interest of Lessor in and to all and singular the tenements, hereditaments, easements, rights of way, rights, privileges and appurtenances in and to the Site, belonging or in any way appertaining thereto, including, without limitation, all right, title and interest of Lessor in, to and under any streets, ways, alleys, vaults, gores or strips of land adjoining the Site, (c) all claims or demands of Lessor in law or in equity, in possession or expectancy of, in and to the Site and the Improvements and (d) all rents, income, revenues, issues, awards, proceeds and profits from and in respect of the property described in this Granting Clause First which are, subject to the provisions of Granting Clause Second, hereby specifically assigned, transferred and set over to Indenture Trustee, it being the intention of the parties hereto that, so far as may be permitted by law, all property of the character hereinabove described which is now owned or held or is hereafter acquired by Lessor and is affixed, attached and annexed to the Site shall be and remain or become and constitute a portion of the Indenture Estate and the security covered by and subject to the lien of the Mortgage. The Site together with the Improvements and the other property described in this Granting Clause First relating thereto are herein collectively called the "Property".

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                             Granting Clause Second
                             ----------------------

                  Lessor's interest in the Lease with respect to the Property (the "Lease"), including the right to all extended terms and all extensions and renewals of the terms thereof, together with all the right, title and interest of Lessor as lessor under the Lease, including, without limitation, the present and continuing right to make claim for, collect, receive and make receipt for any and all of the rents, income, revenues, issues, awards, proceeds and profits and other sums of money payable or receivable thereunder (except (i) sums payable as rent or otherwise, including, without limitation, sums of money receivable by Lessor thereunder by virtue of a release of existing easements or other rights in the nature of easements or by virtue of a dedication or transfer of unimproved portions of the Site) and (ii) Excepted Payments), the right (in each case exclusive of Excepted Rights) to accept or reject any offers made pursuant to the Lease to purchase any interest in the Property, to bring actions and proceedings under the Lease or for the enforcement thereof and to do anything which Lessor or any lessor is or may become entitled to do under the Lease, provided that the assignment made by this Granting Clause Second and the disposition of that portion of the Indenture Estate described in this Granting Clause Second shall be subject to the provisions of this Indenture, and shall not impair or diminish any obligation of Lessor under the Lease nor shall any such obligation be imposed upon Indenture Trustee, together with Lessor's interest, if any, in and to any and all other leases with respect to the Property; and the Lessor's interests in and to the Option and Estate for Years Agreement with respect to the Site and the Three Party Agreement with respect to the Site.


                              Granting Clause Third
                              ---------------------

                  All of the fixtures, furnishings and fittings of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Lessor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of, the Property, but specifically excluding trade fixtures and other personal property of any tenant on the Property (the "Fixtures").


                             Granting Clause Fourth
                             ----------------------

                  All of the equipment and apparatus of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Lessor, including but without limiting the generality of the foregoing, all storm doors and windows, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, building cleaning systems (including window cleaning apparatus), communication systems (including satellite dishes and antennae), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits and fittings of every kind and description, but specifically excluding the property of any tenant on the Property (the "Equipment").

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                              Granting Clause Fifth
                              ---------------------

                  All substitutes and replacements of, and all additions and improvements to, the Improvements, the Fixtures and the Equipment, subsequently acquired by Lessor or constructed, assembled or placed by Lessor on the Site, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Property or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Lessor.


                              Granting Clause Sixth
                              ---------------------

                  All estate, right, title and interest and other claim or demand that Lessor now has or may hereafter acquire with respect to any damage to the Site, the Improvements, the Fixtures or the Equipment and any and all proceeds of insurance in effect with respect to the Site, the Improvements, the Fixtures and the Equipment, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the Site, the Improvements, the Fixtures or the Equipment, including without limitation any awards resulting from a change of grade of streets or as the result of any other damage to the Site, the Improvements, the Fixtures or the Equipment for which compensation shall be given by any governmental authority subject to the provisions of the Lease with respect to the collection and application of the same.


                             Granting Clause Seventh
                             -----------------------

                  All estate, right, title and interest of Lessor in and to all rights, royalties and profits in connection with all minerals, oil and gas and other hydrocarbon substances on or in the Property, development rights or credits, air rights, water, water rights (whether riparian, appropriative or otherwise and whether or not appurtenant) and water stock.


                             Granting Clause Eighth
                             ----------------------

                  All renewals, substitutions, improvements, accessions, attachments, additions, replacements and proceeds (including, without limitation, all proceeds from the exercise of any termination or purchase option or right under Articles 5, 14, 15 and 20 of the Lease, payment of any Stipulated Loss Value, Premium or otherwise with respect to the Property, the Fixtures or the Equipment), both cash and noncash, of each of the foregoing and all conversions of the security constituted thereby.


                              Granting Clause Ninth
                              ---------------------

                  Lessor's interest in the Guarantee, including without limitation, the present and continuing right to make claim for, collect, receive and make receipt for any and all payments under the Guarantee.


                              Granting Clause Tenth
                              ---------------------

                  All proceeds of any of the foregoing.

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                  BUT EXCLUDING, HOWEVER, from the Indenture Estate any and all
Excepted Payments and Excepted Rights now existing or hereafter arising and the rights to collect and enforce the same and subject to the following provisions:

                  (aa) Except during the period that the Indenture Trustee is entitled to exercise rights and powers and pursue remedies as provided in
Article 7 of the Original Indenture, the Lessor at all times shall retain, to the exclusion of the Indenture Trustee, all rights of the Lessor, now existing or hereafter arising, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of the Granting Clause Documents, as well as all rights, power and remedies on the part of the Lessor, now existing or hereafter arising, and arising under the Granting Clause Documents or by statute or at law or in equity or otherwise, arising out of any Default or Event of Default; provided, however, that, except (A) insofar as the same relates to Excepted Rights or Excepted Payments to which the Lessor, the Owner Participant or any Affiliate thereof is entitled (but subject to the proviso in Section 7.3(b) of the Original Indenture), or (B) to the extent that any such amendment, modification, waiver, discharge, supplement or termination, or consent to any thereof, would not result in a substantive change to any of the terms and provisions listed in clauses (i) and (ii) below and in the case of clause (iii) below which would not contradict or alter any such term or provision in a manner that would be prohibited as otherwise set forth in this paragraph (aa), the Lessor shall not, without Rating Agency Confirmation and, to the extent required pursuant to the proviso of paragraph (cc) below, prior written consent of the Indenture Trustee given with the consent of each Noteholder, agree to any amendment to, or any modification, waiver, discharge, supplement or termination of, or grant any consent under, any term or provision of (i) the following provisions of the Lease: Article 2, Article 3 (if the result thereof would be to shorten the term of the Lease to a period shorter than the period ending with the latest maturity of any series of Notes), Section 5.2, Section 6.1 (if the result thereof would be that the sum of the Basic Rent payable thereunder plus the Additional Rent payable pursuant to Section 6.2 thereof in respect of additional interest on the Series A Notes pursuant to
Section 1.4(b) (the "Rent Differential"), if any, would be insufficient to pay principal or interest on the Notes as same became due and payable), Section 6.2 (if the result thereof would be that the Additional Rent payable thereunder would be insufficient to pay any Premium payable in respect of the Notes or any amount owing to the Indenture Trustee or other Indenture Indemnitee), Section
6.3 (if it affects any payment to the Indenture Trustee or other Indenture Indemnitee), Section 6.4 (if it affects any payment to the Indenture Trustee or other Indenture Indemnitee), Section 6.5, Article 7 (other than consents or waivers by the Lessor which would not have an adverse effect on the repayment of the Notes in the event of a casualty), Article 8 (if the result thereof would permit a use not permitted by Applicable Law or would cause a violation of an Environmental Covenant), Article 9 (other than consents and actions of the Lessor set forth in such section), Article 11 (if the result thereof would permit alterations that adversely affect the Fair Market Value, expected residual value, condition, utility or useful life of the Leased Property or cause the Leased Property to be characterized as "limited use property" as defined by Revenue Procedure 76-30, and with respect to the Minimum Credit Criteria), Section 11.3, Article 12, Article 14 (if the result thereof would be to adversely affect or delay or decrease the amount of any redemption of any of the Notes), Article 15 (if the result thereof would be to adversely affect or delay or decrease the amount of any redemption of any of the Notes), Article

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16 (if the result thereof would be to diminish the rights of the Indenture
Trustee as assignee of the Lessor), Article 17 (if the result thereof would be to diminish the rights of the Indenture Trustee), Article 18, Article 19 and
Article 20; (ii) the Guarantee; or (iii) the definitions contained in Appendix A to the Participation Agreement relating to any of the provisions in clause (i) above or the Guarantee.

                  (bb) During the period that the Indenture Trustee is entitled to exercise rights and powers and pursue remedies as provided in Article 7 of the Original Indenture as the result of an Indenture Event of Default caused by an Event of Default, the Lessor (and in the case of clause (iii) below, the Owner Participant) shall at all times (except as otherwise provided in clause
(iii) below) be entitled on a non-exclusive basis with the Indenture Trustee to
(i) enforce any covenant or obligation (including obligations in respect of the payment of Rent) of the Lessee under the Lease; provided, that in so enforcing any such covenant, the Lessor may not exercise any remedies under Article 20 of the Lease other than as provided in clause (ii) below, unless such exercise is required by law in order to effect the Lessor's rights under clause (ii) below;
(ii) declare the Lease in default and exercise remedies solely pursuant to
Section 20.6(b) of the Lease (and such other remedies as are required by law in order to effect the rights of the Lessor under this clause); (iii) make demand upon and exercise remedies to enforce against the Guarantor under the Guarantee to perform its obligations thereunder until foreclosed from doing so by the Indenture Trustee but such interest may not be foreclosed upon until the earliest of (A) one year after the occurrence of any Default or Event of Default with respect to the Guarantor of the type referred to in clause (c) or (d) of
Section 7.1 of the Original Indenture, (B) the discharge by the Guarantor of all of its obligations under the Guarantee, (C) two years after the commencement of any action, suit or proceeding to enforce the Guarantee and (D) the resolution of any such action, suit or proceeding referred to in the immediately preceding subclause (C); it being understood, however, that any right the Owner Participant may have to make demand upon and exercise any remedies in respect of any amounts which may be due the Lessor shall be extinguished upon the Lessor's interest being foreclosed upon by the Indenture Trustee in accordance with the terms of this clause (iii); and (iv) receive any notice under the Granting Clause Documents; provided that any amount obtained by the Lessor (or the Owner Participant) as a consequence of any of the above actions which is payable to the Indenture Trustee or any Noteholder or to which the Indenture Trustee is entitled under the terms of this Indenture shall (apart from Excepted Payments) be received by the Lessor (or the Owner Participant, as the case may be) for the benefit of, and immediately paid over to, the Indenture Trustee.

                  (cc) Subject to paragraph (aa) above, but otherwise without the consent of the Indenture Trustee or any of the Noteholders, at any time and from time to time, the respective parties to the Operative Agreements relating to the Property may modify, amend or supplement any of such Operative Agreements (other than the Security Documents delivered on the date hereof or delivered pursuant to Article 10 of the Original Indenture and, except insofar as the same relates to Excepted Rights or Excepted Payments, the Participation Agreement) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or modifying in any manner the rights of the respective parties thereunder or may give any consent or waiver thereunder; provided, however, that no such modification, amendment, supplement, consent or waiver shall without the consent of the Indenture Trustee given with the consent of each Noteholder affected thereby, modify, amend or supplement, or

                                       6

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give any consent in respect of or waive any provision of, the Lease in such manner (i) as to reduce the amounts payable by the Lessee under the Lease, or by the Guarantor under the Guarantee, in either case assigned to the Indenture Trustee, or change the time for the payment thereof, in either case, so that such payments are less than the amounts necessary to pay the principal of, Premium, if any, on and interest on the Outstanding Notes when due (whether at maturity, upon acceleration or otherwise); or (ii) as would release the Lessee or the Guarantor from its obligation in respect of payment of Basic Rent, Additional Rent (other than Excepted Payments), Stipulated Loss Value or any other amount payable under the Lease (or the guarantee thereof under the Guarantee) and intended to be used to pay the principal of, Premium, if any, or interest on the Notes, in any manner inconsistent with clause (i) above.

                  (dd) Notwithstanding any of the foregoing, in the event that the membership interest of the Owner Participant in the Lessor shall be acquired by, or the Owner Participant shall be, the Lessee, the Guarantor or any Affiliate of either of them, (i) all reservations of rights with respect to the Indenture Estate by the Owner Participant or the Lessor (whether exclusive or shared with the Indenture Trustee or otherwise) under the Indenture, including without limitation those reserved in paragraphs (aa) through (cc) above, and in
Article 7 of the Original Indenture, other than the right to receive any payments remaining after the Notes and all other amounts owing to the Indenture Trustee and the Noteholders have been fully paid, shall be eliminated, and (ii)
Schedule 7 of the Participation Agreement shall apply for purposes of all applicable Operative Agreements.

                  TO HAVE AND TO HOLD all the Indenture Estate unto the Indenture Trustee, its successors and assigns FOREVER. The Lien and security interest created hereby is created for the ratable benefit and security of the Noteholders of the Outstanding Notes from time to time without any priority of any one Note or series of Notes over any other except as otherwise expressly provided in the Indenture, and for the uses and purposes and subject to the terms and conditions set forth in the Indenture.

                  PROVIDED, HOWEVER, that if the principal of, Premium, if any, on and interest on the Series A Notes, and all other amounts payable under or secured by the Indenture shall have been paid pursuant to Section 3.1 of the Original Indenture or otherwise and the Lessor shall have performed and complied with all the covenants, agreements, terms and provisions of the Indenture, then the Indenture and the rights hereby and thereby granted and assigned with respect to the Series A Notes shall terminate with respect to the Series A Notes.

                  IT IS HEREBY COVENANTED AND AGREED that all the Series A Notes are to be issued and delivered, and that all property, rights and privileges subject or to become subject to the Indenture, are to be held subject to the further covenants, conditions, uses and trusts herein and therein set forth, and the Lessor, intending to be legally bound hereby, hereby covenants and agrees with the Indenture Trustee for itself and for the equal and proportionate benefit and security of the Noteholders of the Outstanding Notes from time to time, and the Indenture Trustee agrees to accept the trust and duties herein set forth, as follows:

                                       7

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                                    ARTICLE 1

                                    THE NOTES

                  SECTION 1.1 Definitions. Unless the context shall otherwise require, each of the capitalized terms used in this First Supplemental Indenture and not otherwise defined in this First Supplemental Indenture shall have the meaning assigned to it in Appendix A to the Participation Agreement, dated as of January 26, 2001, among the Owner Participant [and the other owner participant(s) identified therein], the Lessor and the other lessors identified therein, Ahold Lease U.S.A., Inc., the Seller of the Leased Property and the other Sellers of property identified therein, [Name of Remainderman] and First Union National Bank, not in its individual capacity except as expressly provided therein but solely as Pass Through Trustee and Indenture Trustee (the "Participation Agreement"), as any such meaning relates to the transactions contemplated under the Participation Agreement with respect to the Property, and the rules of usage set forth in Appendix A to the Participation Agreement shall apply thereto. As used in this First Supplemental Indenture, (i) the term "parties" means, collectively, the Lessor and the Indenture Trustee and (ii) the term "Commencement Date" means for Series A-1 Notes or Series A-2 Notes, the date specified in Schedule 1.4 hereto for such Series A Notes in the column headed "Interest Accrual Commencement Date". Unless otherwise indicated, references in this First Supplemental Indenture to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in or attached to this First Supplemental Indenture.

                  SECTION 1.2 Designation of the Notes. There is hereby created the Series A-1 Notes and the Series A-2 Notes. Such Series A Notes may forthwith be executed by the Lessor and delivered to the Indenture Trustee for authentication and delivery by the Indenture Trustee in accordance with the provisions of Section 2.11 of the Original Indenture.

                  SECTION 1.3 Maximum Principal Amount. Except as otherwise provided in the Indenture, the Series A Notes shall be limited to the aggregate Relevant Principal Amount set forth in Schedule 1.3 hereto, and the Series A-1 Notes and the Series A-2 Notes shall be limited to the respective Relevant Principal Amounts and shall have the respective Stated Maturities set forth in
Schedule 1.4 hereto.

                  SECTION 1.4 Maturities, Accretion and Interest Rates.
                              -----------------------------------------

                  (a) The Series A-1 Notes and the Series A-2 Notes shall be dated the date hereof, shall have Stated Maturities on January 2 in each of the respective years set forth in Schedule 1.4 hereto, shall have aggregate Original Issue Prices and Relevant Principal Amounts as respectively set forth in
Schedule 1.4 hereto and shall accrete Original Issue Discount prior to the respective Commencement Date and, subject to Section 1.4(b) and Section 1.6, shall bear interest on and after the respective Commencement Date at the rates per annum specified in Schedule 1.4 hereto.

                  (b) The interest rate on Schedule 1.4 notwithstanding, from and after the date on which an Illiquidity Event occurs, additional interest (in addition to the interest otherwise payable with respect to the Series A Notes as set forth in Schedule 1.4) shall accrue on each

                                       8

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Series A Note until but not including the date on which such Illiquidity Event shall cease to exist at the rate of 0.50% per annum, which additional interest shall be payable in respect of such Series A Note at the times, in the manner and subject to the same terms and conditions set forth in the Series A Note and in the Indenture. The following definitions shall be applicable:

                  "Consummation Date" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Illiquidity Event" means any of the following events:

                  (a) as of the Consummation Date, both (i) a Registered Exchange Offer has not been consummated with respect to the Initial Certificates and (ii) the Initial Certificates are not the subject of a Shelf Registration Statement which has been filed with the Securities and Exchange Commission; or

                  (b) a Shelf Registration Statement with respect to the Initial Certificates or the New Certificates, as applicable, shall not have been filed within 60 days after the date a Shelf Registration Statement is required to be filed with respect to such Initial Certificates or New Certificates; or

                  (c) except in the case of a suspension period relating to the Shelf Registration Statement, the Initial Certificates or the New Certificates are the subject of a Shelf Registration Statement which was effective but which has ceased to be effective for any reason prior to the end of the Shelf Registration Period and a new Shelf Registration Statement with respect to such Initial Certificates or such New Certificates shall not have been filed and become effective within 90 days after such Shelf Registration Statement has ceased to be effective.

                  An Illiquidity Event shall be deemed to cease to exist on the date subsequent to the occurrence of such Illiquidity Event on which:

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                  (i)   in the case of an Illiquidity Event described in clause
         (a) above, the earlier of (x) a Registered Exchange Offer for such Initial Certificates shall have commenced or (y) a Shelf Registration Statement covering such Initial Certificates shall become effective; or

                  (ii)  in the case of an Illiquidity Event described in clause
         (b) above, the earlier of either (x) a Shelf Registration Statement covering such Initial Certificates or New Certificates, as applicable, shall be filed with the Securities and Exchange Commission or (y) the Initial Certificates or the New Certificates, as applicable, are no longer required to be registered pursuant to an effective Shelf Registration Statement; or

                  (iii) in the case of an Illiquidity Event described in clause
         (c) above, the earliest of (x) the Shelf Registration Statement covering such Initial Certificates or New Certificates, as the case may be, shall again become effective, (y) a new Shelf Registration Statement with respect to such Initial Certificates or such New Certificates shall be filed and become effective and (z) the Initial Certificates or New Certificates are no longer required to be registered pursuant to an effective Shelf Registration Statement.

                  "Initial Certificate" means a Pass Through Certificate issued and authenticated under a Pass Through Trust Agreement, other than a New Certificate.

                  "New Certificate" means a Pass Through Certificate issued in exchange for an Initial Certificate pursuant to the Registration Rights Agreement and authenticated under a Pass Through Trust Agreement.

                  "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Shelf Registration Period" has the meaning set forth in the Registration Rights Agreement.

                  "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  SECTION 1.5 Denominations. The Series A Notes shall be issued in denominations of $1,000 of Relevant Principal Amount or integral multiples thereof, except that one Series A-1 Note and one Series A-2 Note may be in an amount that is not an integral multiple of $1,000.

                  SECTION 1.6 Principal and Interest Payments. (a) (a) Each of the Series A Notes shall bear interest on the Relevant Principal Amount at the interest rate therefor specified in each such Series A Note from time to time outstanding in respect of the period commencing on and including the Commencement Date and ending on the date when the principal amount of such Series A Note shall have been paid in full, payable on each January 2 and July 2 in each year (the "Interest Payment Dates"), commencing the respective dates specified in Schedule 1.4 hereto in the column headed "Interest Payment Commencement Date"; provided, that if the Accreted Value of such Series A Note is not paid when due (upon redemption or acceleration or otherwise) during the Pre-Commencement Date Period, interest on the Accreted Value of such Series A Note as at the date such Accreted Value was not paid shall accrue (and be payable on demand of the Noteholder of record of such Series A Note) at the same interest rate per annum as is specified pursuant to Section 1.4 hereof from such date until such Accreted Value shall have been paid in full; provided, further, that additional interest accrued to any Interest Payment Date as the result of any increase in the interest rate borne by any Series A Note as provided in Section 1.4(b) hereof over what would have accrued or accreted to such date shall be paid in cash to the Noteholders of such Series A Note whether or not the Commencement Date for such Series A Note has occurred; and provided, further, that any other amounts payable to the Indenture Trustee or any Noteholder under this Indenture, any Series A Note or any other Operative Agreement but not paid in full when due (whether at Stated Maturity, by acceleration or otherwise), including any Defaulted Installment and, to the extent permitted by Applicable Law, Defaulted Interest, but excluding unpaid Accreted Value (which shall accrue interest pursuant to the first proviso of this paragraph), shall, for the period from and including the date such amount becomes due and payable until such amount shall have been paid in full, accrue interest at the applicable Late Rate.

                  (b) Original Issue Discount shall accrue on the Series A Notes at the respective interest rates specified in Schedule 1.4, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months during the Pre-Commencement Period.

                  (c) The principal of each series of Series A Notes shall be payable in installments, on each Installment Payment Date and at the applicable Stated Maturity, in amounts equal to the Installment Payment Amount for each Installment Payment Date and its Stated Maturity, as provided in Schedule 1.6 hereto.

                  (d) Payment on Series A Notes in respect of interest and Installment Payment Amounts, if any, payable on any Interest Payment Date or on any Installment Payment Date (other than the Stated Maturity of the relevant Series A Notes) shall be on each Interest Payment Date or Installment Payment Date (other than the Stated Maturity of the relevant Series A Notes), as the case may be, to the Noteholder of record on the relevant Record Date. With respect to the Series A Notes, "Record Date" for the interest or Installment Payment Amounts payable on any

Interest Payment Date or Installment Payment Date, as the case may be, shall mean December 15 or June 15 (whether or not a Business Day) next preceding the related Interest Payment Date or the related Installment Payment Date or, in the case of a redemption pursuant to Section 1.7 hereof, the calendar day (whether or not a Business Day) which is 15 calendar days prior to the date for such redemption.

                  (e) The principal of, Premium, if any, on and interest on the Series A Notes shall be payable in immediately available funds at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 2.6 of the Original Indenture, or as otherwise directed in the manner herein provided. Notwithstanding the foregoing or any provision in any Series A Note to the contrary, the Indenture Trustee will pay, or cause to be paid, if so requested by any Noteholder of Series A Notes by written notice to the Lessor and the Indenture Trustee, all amounts payable by the Lessor hereunder to such Noteholder of Series A Notes or a nominee therefor by transferring by wire in immediately available funds to an account maintained by such Noteholder of Series A Notes with a bank in the United States the amount to be distributed to such Noteholder without any presentment or surrender of any Series A Notes, except that any Noteholder of Series A Notes shall surrender any Series A Note to the Indenture Trustee upon payment in full of the principal amount of and interest on such Series A Note and such other sums payable to such Noteholder hereunder or under such Series A Note.

                  SECTION 1.7 Optional Redemption. All of the Series A-1 Notes or all of the Series A-2 Notes, or both, are subject to redemption in whole, but not in part, at the option of the Lessor, as provided in Section 15(b) of the Participation Agreement. Notice of any such redemption shall be given in accordance with Sections 6.2 and 6.4 of the Original Indenture. The Redemption Price of each such Series A Note to be redeemed shall be equal to the aggregate unpaid principal amount of such Series A Note together with accrued but unpaid interest thereon to, but not including, the applicable Redemption Date, plus a Premium, if any, thereon.

                  SECTION 1.8 Special Redemptions.
                              -------------------

                  (a) If an Event of Loss or Total Taking with respect to the Leased Property shall occur, the Series A Notes are subject to redemption as set forth in Section 6.1(b)(i) of the Original Indenture.

                  (b) If the Lease shall be terminated pursuant to Section 5.1 thereof, the Series A Notes are subject to redemption as set forth in Section 6.1(b)(ii) of the Original Indenture. Each Outstanding Series A Note will be redeemed in whole at a Redemption Price equal to the aggregate unpaid principal amount thereof together with accrued but unpaid interest thereon to, but not including, the applicable Redemption Date plus, a Premium, if any, thereon.

                  (c) The Series A Notes are also subject to purchase at the option of the Lessor in accordance with the terms of Sections 7.10(c) of the Original Indenture.

                  SECTION 1.9 Paying Agent and Note Registrar. The initial Paying Agent and Note Registrar for the Series A Notes shall be the Indenture Trustee.

                  SECTION 1.10 Form of the Series A Notes. The Series A Notes shall be issued in substantially the form attached as Exhibit A.

                  SECTION 1.11 Certificate of Authentication. The form of the certificate of authentication for the Series A Notes to be executed by the Indenture Trustee shall be as set forth in Exhibit B. The alternate form of certificate of authentication for the Series A Notes to be executed by an Authenticating Agent on behalf of the Indenture Trustee shall be as set forth in
Section 8.10 of the Original Indenture.

                  SECTION 1.12 Principal Amount. All references in the Indenture or in any Series A Note to the principal amount of such Series A Note in respect of the Pre-Commencement Date Period therefor (including in connection with any payment of principal thereof on a Redemption Date during the Pre-Commencement Date Period or otherwise) shall be to the Accreted Value of such Series A Note at such date; the Accreted Value and the principal amount of such Series A Note as at the opening of business on the Commencement Date will, absent any prior payment thereof, be equal to the Relevant Principal Amount of such Series A Note.

                  SECTION 1.13 Other Terms. The Series A Notes shall have and be subject to such other terms not inconsistent with the terms of this First Supplemental Indenture as are set forth in the Original Indenture; provided, however, that Section 6.3 of the Original Indenture shall not apply to the Series A Notes.


                                    ARTICLE 2

                                  MISCELLANEOUS

                  SECTION 2.1 Satisfaction and Discharge. The Series A Notes shall be subject to satisfaction and discharge as provided in Section 3.1 of the Original Indenture.

                  SECTION 2.2 Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

                  SECTION 2.3 Responsibility for Recitals, Etc. The recitals contained herein and in the Series A Notes, except the Indenture Trustee's certificate of authentication, shall be taken as the statements of the Lessor, and the Indenture Trustee assumes no responsibility for the correctness of the same.

                  SECTION 2.4 GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH SERIES A NOTE HAS BEEN NEGOTIATED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT, TO THE EXTENT THAT THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED REQUIRES THAT THE LAWS OF SUCH STATE APPLY TO ANY ASPECT OF

THIS FIRST SUPPLEMENTAL INDENTURE, THEN TO THAT EXTENT, THE LAWS OF SUCH STATE SHALL SO APPLY.

                  SECTION 2.5 Ratification of Indenture. As supplemented by this First Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture as so supplemented by this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  SECTION 2.6 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 2.7 Separability Clause. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 2.8 Notices. All notices hereunder shall be given as set forth in Sections 1.5 and 1.6 of the Indenture.

                            [Signature page follows.]

                  IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their corporate seals to be hereunto affixed, all as of the date and year first above written.



                                 [NAME OF LESSOR LLC]

                                 By:  [OWNER PARTICIPANT],
                                        as managing member



                                 By:
                                    ----------------------------------
                                      Name:
                                      Title:


                                 FIRST UNION NATIONAL BANK,
                                 not in its individual capacity except to the extent set forth herein, but solely as Indenture Trustee

                                 By:
                                    ----------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT A
                                                 TO FIRST SUPPLEMENTAL INDENTURE


              [FORM OF SERIES A NOTE FOR SERIES A-1 AND SERIES A-2]


FOR PURPOSES OF SECTIONS 1271 THROUGH 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ___% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS FEBRUARY 12, 2001, THE YIELD TO MATURITY IS ___% PER ANNUM, COMPOUNDED SEMIANNUALLY [, THE METHOD USED TO DETERMINE THE YIELD IS ________________ ] AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD FROM FEBRUARY 12, 2001 TO [ , 200_] IS ___% OF THE PRINCIPAL AMOUNT OF THIS SECURITY.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

$ ___________________ (Original Issue Price)

$ ___________________ (Relevant Principal Amount)                No. _________




                              [NAME OF LESSOR LLC]


SERIES A-[1/2] NOTE                          STATED MATURITY:  January 2, 20[__]

INTEREST RATE:

REGISTERED NOTEHOLDER:


                  [NAME OF LESSOR LLC], a Delaware limited liability company, (hereinafter called the "Lessor," which term includes any successor obligor under the Indenture referred to herein), of which the Owner Participant named in Schedule B to such Indenture is the managing member (together with its permitted successors and assigns, hereinafter called the "Owner Participant"), for value received, hereby promises to pay to the registered Noteholder named above or registered assigns, the principal sum in Dollars equal to the Relevant Principal Amount specified above in installments on each Installment Payment Date as set forth herein below with the final installment due and payable at Stated Maturity specified above (provided, however, that if the obligations evidenced by this Series A Note shall become due and payable (upon redemption or acceleration or otherwise) during the Pre-Commencement Date Period, the principal amount thereof to be paid shall be the Accreted Value as of such date of redemption, acceleration or payment of this Series A Note) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at the interest rate per annum specified above on the principal amount from time to time outstanding in respect of the period commencing on and including the

Commencement Date and ending on the date when the principal amount hereof shall have been paid in full, payable on each January 2 and July 2 in each year, commencing on [January 2, 200_/July 2, 200_]; provided, further, that if the Accreted Value of this Series A Note is not paid when due (upon redemption or acceleration or otherwise) during the Pre-Commencement Date Period, interest on the Accreted Value of this Series A Note as at the date such Accreted Value was not paid shall accrue (and be payable on demand) at the interest rate per annum specified above from such date until such Accreted Value shall have been paid in full; and provided, further, that any amounts payable under this Series A Note from and after the Commencement Date not paid in full when due (whether at Stated Maturity, by acceleration or otherwise), including any Defaulted Installment and, to the extent permitted by Applicable Law, any Defaulted Interest but excluding unpaid Accreted Value (which shall accrue interest pursuant to the second proviso of this paragraph), shall, for the period from and including the date such amount was due and payable until such amount shall have been paid in full, accrue interest at the applicable Late Rate. Original Issue Discount (the difference between Original Issue Price and Relevant Principal Amount of this Series A Note) shall accrue on this Series A Note at the interest rate specified above, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, during the Pre-Commencement Date Period. The principal amount evidenced by this Series A Note at the date of its issuance shall be deemed to be an amount equal to the Original Issue Price specified above. From such date of issuance to the Commencement Date, the principal amount evidenced hereby shall be the then-applicable Accreted Value of this Series A Note. As at the Commencement Date, the principal amount evidenced hereby, shall, absent any prior payment thereof, be the Relevant Principal Amount specified above.

                  The Lessee and the Guarantor have entered into a Registration Rights Agreement dated as of January 26, 2001 (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and, where applicable, the terms of the other Operative Agreements, the "Registration Rights Agreement") with the Initial Purchasers described therein. Pursuant to such Registration Rights Agreement, the Company and the Guarantor have agreed to use commercially reasonable efforts
(a) to cause on or prior to 270 days after the Closing Date (i) the Exchange Offer Registration Statement to become effective and (ii) for the Registered Exchange Offer pursuant thereto to have been completed or (b) to cause a Shelf Registration Statement to become effective on or before 60 days after the requirement to file such a Shelf Registration Statement is triggered under the Registration Rights Agreement. From and after the date on which an Illiquidity Event occurs, additional interest (in addition to the interest otherwise payable with respect to this Note) shall accrue on this Note until but not including the date on which such Illiquidity Event shall cease to exist, at the rate of 0.50% per annum, which additional interest shall be payable hereon at the times, in the manner and subject to the same terms and conditions set forth herein and in the Indenture, except that any such additional interest shall be paid in cash whether or not the Commencement Date for this Series A Note has occurred.

                  All amounts payable by the Lessor hereunder and under the Trust Indenture and Security Agreement dated as of February 12, 2001, between the Lessor and First Union National Bank, as Indenture Trustee (herein called the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of February 12, 2001 (the Trust Indenture and Security Agreement (the

"Original Indenture"), together with all indentures supplemental thereto, herein called the "Indenture"), shall be made only from assets subject to, or intended to be subject to the Lien of the Indenture or any of the other Security Documents, the income and proceeds received by the Indenture Trustee therefrom, and all payments of principal, Premium, if any, on and interest shall be made in accordance with the terms of the Indenture. The Noteholder hereof, by its acceptance of this Series A Note, agrees that (a) except as otherwise expressly provided in the Indenture, it will look solely to the assets subject to or intended to be subject to the Lien of the Indenture or any of the other Security Documents or the income and proceeds received by the Indenture Trustee therefrom to the extent available for distribution to the Noteholder as provided in the Indenture and (b) neither the Owner Participant nor, except as otherwise expressly provided in the Indenture and the other Operative Agreements, the Lessor, in its individual capacity, is liable to the Noteholder for any amounts payable under this Series A Note or the Indenture.

                  The interest or Installment Payment Amount (other than that payable on the Stated Maturity hereof) so payable, and punctually paid or duly provided for, on the applicable Interest Payment Date or Installment Payment Date, as the case may be, will, as provided in the Indenture, be paid to the Person in whose name this Series A Note is registered at the close of business on the Record Date for payment of such interest or Installment Payment Amount, which shall be [December 15 or June 15] (whether or not a Business Day) next preceding such Interest Payment Date or Installment Payment Date, as the case may be. Any such interest or Installment Payment Amount not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Noteholder on such Record Date and may be paid to the Person in whose name this Series A Note is registered at the close of business on a subsequent Record Date for the payment of such Defaulted Interest or Defaulted Installment to be fixed by the Indenture Trustee (which date shall be not less than 10 Business Days prior to the date for payment of such Defaulted Interest or Defaulted Installment), notice of which shall be given to Noteholders entitled thereto not less than 15 days preceding such subsequent Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Any such Defaulted Installment or Defaulted Interest shall accrue interest at the Late Rate as specified above.

                  The principal of, Premium, if any, on and interest on this Series A Note shall be payable in immediately available funds at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 2.6 of the Original Indenture, or as otherwise directed in the manner provided in the Indenture. Notwithstanding the foregoing or any provision herein to the contrary, the Indenture Trustee will pay, or cause to be paid, if so requested by the Noteholder of this Series A Note by written notice to the Lessor and the Indenture Trustee, all amounts payable by the Lessor hereunder to such Noteholder of this Series A Note or a nominee therefor by transferring by wire in immediately available funds to an account maintained by such Noteholder with a bank in the United States the amount to be distributed to such Noteholder without any presentment or surrender of this Series A Note except that the Noteholder shall surrender this Series A Note to the Indenture Trustee upon payment in full of the principal amount of and interest on this Series A Note and such other sums as may then be payable to such Noteholder under the Indenture or under this Series A Note.

                  Capitalized terms used in this Series A Note which are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture. Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged, mortgaged and assigned, the nature and extent of the security, the respective rights thereunder of the Lessor, the Indenture Trustee and the Noteholders and the terms upon which the Series A Notes are, and are to be, executed and delivered, as well as a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Noteholder agrees by its acceptance of this Series A Note.

                  On each Installment Payment Date, the Noteholder hereof will receive a payment of principal equal to the Installment Payment Percentage that is set forth on Schedule A hereto for such Installment Payment Date multiplied by the Relevant Principal Amount of this Series A Note.

                  As more fully provided in Article 6 of the Original Indenture, the Series A Notes are subject to redemption, on not less than 25 days' notice, under the circumstances set forth in the Indenture, at a redemption price equal to the unpaid principal amount thereof, Premium, if any, on plus accrued interest on the Series A Notes to the Redemption Date.

                  If an Indenture Event of Default shall occur and be continuing, the principal amount remaining unpaid of and any interest accrued on the Series A Notes may, and under certain circumstances shall (unless the Indenture Trustee shall otherwise direct), subject in each instance to certain rights of the Lessor or the Owner Participant (or both) contained or referred to in the Indenture, be declared or automatically become immediately due and payable in the manner and with the effect provided in Article 7 of the Original Indenture. If, and only if, such an Indenture Event of Default constitutes an Event of Default by the Lessee under the Lease, subject to the provisions of the Indenture, including certain specified limitations, the Indenture Trustee may declare the Lease to be in default, and may exercise one or more of the remedies of the Lessor provided in the Lease to the extent provided in the Indenture. In addition, this Note shall be deemed accelerated in the event the Lessor exercises its rights under Section 20.6(b) of the Lease as permitted by paragraph (bb) following the Granting Clauses, which acceleration shall be with a Premium under the circumstances specified in Section 7.2(a) of the Original Indenture.

                  The Lessor may cure any default by the Lessee under the Lease arising from the failure of the Lessee to make any payment of Basic Rent or Rent Differential under the Lease to the extent provided in Section 7.10(a) of the Original Indenture. In the event of any default by the Lessee of any obligation under the Lease (other than the obligation to pay Basic Rent or Rent Differential), the Lessor or the Owner Participant may (but are not obligated to, to the extent not prohibited by Applicable Law), remedy such default to the extent such default may be remedied by the payment of money, all as more fully provided in Article 7 of the Original Indenture.

                  The right of the Noteholder of this Series A Note to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

                  Following an Indenture Event of Default arising by reason of an Event of Default, the Lessor may, subject to the conditions specified in the Indenture, purchase all of the Notes in accordance with the terms of the Indenture. The Noteholder hereof, by accepting this Series A Note, agrees, subject to the provisions of the Indenture, that, upon payment to the Indenture Trustee of the aggregate unpaid principal amount of the Outstanding Notes, without Premium or penalty (unless the Lessor elects to purchase this Series A Note prior to the earlier of (a) 180 days after the occurrence of any such Indenture Event of Default and (b) any acceleration of this Series A Note other than by reason of the Lessor's exercise of rights under Section 20.6(b) of the Lease in accordance with the provisions of the Indenture), in which case the Lessor shall pay the Premium, if any, on this Series A Note to the Indenture Trustee), together with accrued but unpaid interest on this Series A Note to the date of such payment (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) and any other amounts due and payable to the Noteholders, and upon satisfaction of all of the conditions contained in the Indenture pertaining to the purchase of the Notes by the Lessor, such Noteholder shall be deemed to have sold this Series A Note to the Lessor or its designee.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Series A Note is transferable on the Note Register, upon surrender of this Series A Note for registration of transfer at the office or agency of the Note Registrar to be maintained for that purpose, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by the Noteholder or his attorney duly authorized in writing, and thereupon one or more new Series A Notes of the same series with the same interest rate and Stated Maturity as the Series A Notes so to be transferred, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Series A Notes are issuable only in registered form in denominations of $1,000 or integral multiples thereof except that one Series A Note of each series may be in a denomination other than an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Series A Notes are exchangeable at the office or agency of the Note Registrar maintained for that purpose for an equal aggregate principal amount of Series A Notes of the same series with the same interest rate and Stated Maturity and of a different authorized denomination or denominations, as requested by the Series A Noteholder surrendering the same.

                  No service charge will be made to any Noteholder for any such transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentation of this Series A Note for registration or transfer, the Person in whose name this Series A Note is registered shall be deemed to be the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Series A Note shall be overdue, regardless of any notice to anyone to the contrary.

                  THE SERIES A NOTE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Lessor has caused this instrument to be duly executed and sealed.

Date:                                     [NAME OF LESSOR LLC]
     --------------------------


                                          By:  [OWNER PARTICIPANT],
                                               as managing member


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE A
                                   ----------


         Series A-1 Notes Installment           Series A-1 Notes Installment
                Payment Date                         Payment Percentage
         ----------------------------           ----------------------------












         Series A-2 Notes Installment           Series A-2 Notes Installment
                Payment Date                         Payment Percentage
         ----------------------------           ----------------------------

                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Series A-[1/2] Notes, due January 2, 20[__] described in the within mentioned Indenture.

                                          FIRST UNION NATIONAL BANK,
                                          as Indenture Trustee


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                                                       EXHIBIT B
                                                   TO THE SUPPLEMENTAL INDENTURE


                      FORM OF CERTIFICATE OF AUTHENTICATION


                  This is one of the Series A-[1/2] Notes, due January 2, 20[__] described in the within-mentioned Indenture.

                                          FIRST UNION NATIONAL BANK,
                                          as Indenture Trustee


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                                                      SCHEDULE A
                                                   TO THE SUPPLEMENTAL INDENTURE


                               DESCRIPTION OF SITE




                                 Schedule A(1)

                                                                 SCHEDULE 1.3 OF
                                                      THE SUPPLEMENTAL INDENTURE


                                 SERIES A NOTES


Aggregate Relevant Principal Amount of Series A-1 Notes: $______________________

Aggregate Relevant Principal Amount of Series A-2 Notes: $______________________

Aggregate Relevant Principal Amount of Series A Notes:   $______________________



                                Schedule 1.3(1)

                                                                    SCHEDULE 1.4
                                                   TO THE SUPPLEMENTAL INDENTURE





                            SERIES A-1 AND SERIES A-2


                            Relevant
              Stated    Principal Amount  Original Issue   OIP as Percentage
   Note      Maturity       ("RPA")       Price ("OIP")         of RPA
----------   --------   ----------------  --------------   -----------------

Series A-1     20__        $__________    $____________        ________%


Series A-2     20__        $__________    $____________        ________%




 Pre-Commencement
    Date Period      Interest Accrual   Interest Payment     Interest
  Accretion Rate    Commencement Date  Commencement Date       Rate
 ----------------   -----------------  -----------------     --------

   ___________%      _______,200__      [July 2, 200_/         7.82%
                                       January 2, 200_]

   ___________%      _______,200__      [July 2, 200_/         8.62%
                                       January 2, 200_]



                                 Schedule 1.4(1)

                                                                    SCHEDULE 1.6
                                                 TO FIRST SUPPLEMENTAL INDENTURE


                          Installment Payment Dates and
                         Installment Payment Percentages
                         -------------------------------



                     Series A-1 Notes due January 2, 20[__]

    Installment Payment          Installment Payment        Installment Payment
            Date                     Percentage                     Amount
    -------------------          -------------------        -------------------










    -------------------          -------------------        -------------------

        Total                        100.00000000%             $[          ]


                                Schedule 1.6(1)

                     Series A-2 Notes due January 2, 20[__]

    Installment Payment          Installment Payment        Installment Payment
            Date                     Percentage                     Amount
    -------------------          -------------------        -------------------










    -------------------          -------------------        -------------------

        Total                        100.00000000%             $[          ]


                                Schedule 1.6(2)